Exhibit 10.5

Execution Version

PARI PASSU INTERCREDITOR AGREEMENT

dated as of

May 28, 2020

among

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Revolving Credit Facility Collateral Agent,

MIZUHO BANK (USA),

as NewCo Term Loan Collateral Agent,

MIZUHO BANK (USA),

as SMLP Holdings Term Loan Collateral Agent, and

SUMMIT MIDSTREAM HOLDINGS, LLC,

as the Company

and

each of the other GRANTORS from time to time party hereto

i

SECTION 5.09.	WAIVER OF JURY TRIAL	25
SECTION 5.10.	Headings	25
SECTION 5.11.	Conflicts	25
SECTION 5.12.	Provisions Solely to Define Relative Rights	25
SECTION 5.13.	Integration	26

ii

PARI PASSU INTERCREDITOR AGREEMENT (as amended, restated, modified or supplemented from time to time, this “Agreement”) dated as of May 28, 2020, among WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent for the Revolving Credit Facility Secured Parties (as defined below) (in such capacity and together with its successors and permitted assigns in such capacity, the “Revolving Credit Facility Collateral Agent”), Mizuho Bank (USA), as collateral agent for the NewCo Term Loan Secured Parties (as defined below) (in such capacity and together with its successors and permitted assigns in such capacity, the “NewCo Term Loan Collateral Agent”), Mizuho Bank (USA), as collateral agent for the SMLP Holdings Term Loan Secured Parties (as defined below) (in such capacity and together with its successors and permitted assigns in such capacity, the “SMLP Holdings Term Loan Collateral Agent”), and each of the Grantors (as defined below) from time to time party hereto.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Revolving Credit Facility Collateral Agent (for itself and on behalf of the other Revolving Credit Facility Secured Parties), the NewCo Term Loan Collateral Agent (for itself and on behalf of the other NewCo Term Loan Secured Parties), the SMLP Holdings Term Loan Collateral Agent (for itself and on behalf of the other SMLP Holdings Term Loan Secured Parties), and each of the Grantors party hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.    Construction; Certain Defined Terms. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof and “hereunder”, and words of similar import shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) unless otherwise expressly stated herein, all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles, Sections and Exhibits of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

(b)    It is the intention of the Pari Passu Secured Parties of each Series that the holders of Pari Passu Lien Obligations of such Series (and not the Pari Passu Secured Parties of any other Series) bear the risk of any determination by a court of competent jurisdiction that (x) any of the Pari Passu Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Pari Passu Lien

Obligations), (y) any of the Pari Passu Lien Obligations of such Series do not have an enforceable under applicable law (including the Bankruptcy Code), perfected Lien in any of the Collateral securing any other Series of Pari Passu Lien Obligations and/or (z) any intervening Lien exists securing any other obligations (other than another Series of Pari Passu Lien Obligations and, without limiting the foregoing, after taking into account the effect of any applicable intercreditor agreements) on a basis ranking prior to the Lien of such Series of Pari Passu Lien Obligations but junior to the Lien of any other Series of Pari Passu Lien Obligations (any such condition with respect to any Series of Pari Passu Lien Obligations, an “Impairment” of such Series); provided, however, reference is made to SECTION 2.09(a), with respect to certain failures to perfect that are not Impairments. In the event of any Impairment with respect to any Series of Pari Passu Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Pari Passu Lien Obligations, and the rights of the holders of such Series of Pari Passu Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of Pari Passu Lien Obligations pursuant to SECTION 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Pari Passu Lien Obligations subject to such Impairment. Additionally, in the event the Pari Passu Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such Pari Passu Lien Obligations or the Pari Passu Documents governing such Pari Passu Lien Obligations shall refer to such obligations or such documents as so modified.

(c)    Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Revolving Credit Agreement; or, if not defined therein, in the Term Loan Credit Agreements. As used in this Agreement, the following terms have the meanings specified below:

“Additional Grantor” means any Grantor which becomes party to this Agreement pursuant to a Grantor Joinder Agreement.

“Administrative Agents” means (a) the Revolving Credit Facility Administrative Agent, (b) the NewCo Term Loan Administrative Agent and (c) the SMLP Holdings Term Loan Administrative Agent.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Bankruptcy Case” has the meaning assigned to such term in SECTION 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” shall mean any day of the year, other than a Saturday, Sunday or other day on which banks are required or authorized to close in New York, New York or Houston, Texas.

“Collateral” means all assets and properties subject to Liens created pursuant to any Pari Passu Security Document to secure one or more Series of Pari Passu Lien Obligations, other than Intercreditor Excluded Collateral.

“Collateral Agents” means (a) the Revolving Credit Facility Collateral Agent, (b) the NewCo Term Loan Collateral Agent and (c) the SMLP Holdings Term Loan Collateral Agent.

“Common Collateral” means, at any time, Collateral in which the holders of all Series of Pari Passu Lien Obligations (or their respective Collateral Agents) hold an enforceable under applicable law (including the Bankruptcy Code), perfected Lien at such time; provided, however, reference is made to SECTION 2.09(a), with respect to certain failures to perfect that do not cause Collateral to cease to be Common Collateral.

“Company” means Summit Midstream Holdings, LLC, a Delaware limited liability company.

“Control Collateral” means any Common Collateral in the control of the Revolving Credit Facility Collateral Agent (or in the control of its agents or bailees), to the extent that control of such Common Collateral perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction or otherwise, including any such Common Collateral comprised of Deposit Accounts, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York UCC.

“DIP Financing” has the meaning assigned to such term in SECTION 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in SECTION 2.05(b).

“DIP Lenders” has the meaning assigned to such term in SECTION 2.05(b).

“Discharge” means, with respect to any Common Collateral and any Series of Pari Passu Lien Obligations, the date on which such Series of Pari Passu Lien Obligations is no longer secured by, and no longer required to be secured by, such Common Collateral pursuant to the documentation governing such Series of Pari Passu Lien Obligations. The term “Discharged” has a corresponding meaning.

“Event of Default” has the meaning set forth in the applicable Pari Passu Document.

“Grantor Joinder Agreement” has the meaning assigned to such term in Section 5.02(d).

“Grantors” means, as and to the extent applicable, the Parent, the Company and each Subsidiary of the Company which has granted a Lien pursuant to any Pari Passu Security Document to secure any Series of Pari Passu Lien Obligations.

“Impairment” has the meaning assigned to such term in SECTION 1.01(b). “Insolvency or Liquidation Proceeding” means, with respect to any Person, (a) any insolvency, bankruptcy, receivership, reorganization, readjustment, composition or other similar proceeding relating to such Person or its property or creditors in such capacity, (b) any proceeding for any liquidation, dissolution or other winding up of such Person, whether voluntary or involuntary, and whether or not involving insolvency or proceedings under the Bankruptcy Code, whether partial or complete and whether by operation of law or otherwise, (c) any assignment for the benefit of creditors of such Person, (d) any other marshalling of the assets of such Person or (e) any other proceeding of any type or nature in which substantially all claims of creditors of such Person are determined and any payment or distribution is or may be made on account of such claims.

“Intercreditor Excluded Collateral” means (a) the Warrants and any proceeds thereof, and (b) any cash collateral from time to time securing the Revolving Credit Obligations including reimbursement obligations with respect to letters or credit issued under or collateralized from the proceeds of the Revolving Credit Facility, to the extent provided when no Event of Default exists under the Revolving Credit Facility.

“Intervening Creditor” has the meaning assigned to such term in SECTION 2.01(a).

“Lien” shall mean, any security interest, mortgage lien, collateral assignment or the equivalent.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“NewCo Term Loan Administrative Agent” means SMP TopCo, LLC, in its capacity as administrative agent for the lenders under the NewCo Term Loan Credit Agreement, together with its successors and permitted assigns in such capacity.

“NewCo Term Loan Collateral Agent” has the meaning assigned to such term in the introductory paragraph hereof.

“NewCo Term Loan Credit Agreement” means the Term Loan Credit Agreement, dated as of the date hereof, by and among the Company, the NewCo Term Loan Administrative Agent, SMP TopCo, LLC as a lender and the other lenders party thereto (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, or otherwise Refinanced from time to time in accordance with Section 2.08).

“NewCo Term Loan Obligations” means the “Obligations” as defined in the NewCo Term Loan Credit Agreement (and for the avoidance of doubt, excluding any obligations under any warrant, equity or similar instrument).

“NewCo Term Loan Secured Parties” means, the “Secured Parties” as defined in the NewCo Term Loan Credit Agreement.

“NewCo Term Loan Collateral Agreement” means the Guarantee and Collateral Agreement, dated as of the date hereof, by and among the Parent, the Company, each subsidiary guarantor identified therein and the NewCo Term Loan Collateral Agent.

“Parent” means Summit Midstream Partners, LP, a Delaware limited partnership.

“Pari Passu Documents” means the credit, pledge, guarantee and security documents governing, evidencing or securing the Pari Passu Lien Obligations, including the Revolving Credit Agreement, the NewCo Term Loan Credit Agreement, the SMLP Holdings Term Loan Credit Agreement and the Pari Passu Security Documents.

“Pari Passu Lien Obligations” means, collectively, (a) the Revolving Credit Facility Obligations, (b) the NewCo Term Loan Obligations and (c) the SMLP Holdings Term Loan Obligations.

“Pari Passu Secured Parties” means (a) the Revolving Credit Facility Secured Parties, (b) the NewCo Term Loan Secured Parties and (c) SMLP Holdings Term Loan Secured Parties.

“Pari Passu Security Documents” means the Revolving Credit Facility Collateral Agreement, the NewCo Term Loan Collateral Agreement, the SMLP Holdings Term Loan Collateral Agreement and any other agreement, document, mortgage or instrument pursuant to which a Lien is granted or purported to be granted to a Collateral Agent securing any Pari Passu Lien Obligations.

“Pari Passu Subordination Documents” means (a) that certain Subordination Agreement dated as of March 3, 2016, by and among the Company, Summit Midstream Partners Holdings, LLC, a Delaware limited liability company (“SMPH”), the Revolving Credit Facility Administrative Agent and Parent, (b) that certain Subordination Agreement dated as of the date hereof, by and among the Company, SMPH, the NewCo Term Loan Administrative Agent and Parent, (c) that certain Subordination Agreement dated as of the date hereof, by and among the Company, SMPH, the SMLP Holdings Term Loan Administrative Agent and Parent, (d) that certain Subordinated Global Intercompany Note, dated May 26, 2011, by and among the obligors party thereto, as a payee and payor, (e) that certain Intercompany Subordination Agreement, dated as of the date hereof, by and among the obligors party thereto, as a payee and payor, the NewCo Term Loan Administrative Agent and the SMLP Holdings Term Loan Administrative Agent and (f) any other agreement, instrument or other document entered into by any Pari Passu Secured Party and any Grantor or Subsidiary of any Grantor subordinating any indebtedness owed or owing to such Grantor or Subsidiary to any Pari Passu Lien Obligations.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, individual or family trust, or government or any agency or political subdivision thereof.

“Possessory Collateral” means any Common Collateral in the possession of the Revolving Credit Facility Collateral Agent (or its agents or bailees), to the extent that possession of such Common Collateral perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction or otherwise. Possessory Collateral includes, without limitation, Certificated

Securities, Negotiable Documents, Goods, Money, Instruments, and Tangible Chattel Paper, in each case, delivered to or in the possession of the Revolving Credit Facility Collateral Agent under the terms of the Pari Passu Security Documents. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York UCC.

“Proceeds” has the meaning assigned to such term in SECTION 2.01(a).

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Revolving Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of May 26, 2017 (as amended, restated, supplemented or otherwise modified from time to time), by and among the Company, Wells Fargo Bank, National Association, as administrative agent and collateral agent, and the lenders from time to time party thereto, as such facility may be Refinanced from time to time in accordance with Section 2.08.

“Revolving Credit Facility Administrative Agent” means Wells Fargo Bank, National Association, in its capacity as administrative agent for the lenders under the Revolving Credit Agreement, together with its successors and permitted assigns in such capacity.

“Revolving Credit Facility Collateral Agent” has the meaning assigned to such term in the introductory paragraph hereof.

“Revolving Credit Facility Collateral Agreement” means that certain Second Amended and Restated Guarantee and Collateral Agreement, dated as of May 26, 2017, among the Parent, the Company, each subsidiary guarantor identified therein and the Revolving Credit Facility Collateral Agent.

“Revolving Credit Facility Obligations” means the “Obligations” as defined in the Revolving Credit Agreement.

“Revolving Credit Facility Secured Parties” means the “Secured Parties” as defined in the Revolving Credit Agreement.

“Series” means (a) with respect to the Pari Passu Secured Parties, each of (i) the Revolving Credit Facility Secured Parties (in their capacities as such), (ii) the NewCo Term Loan Secured Parties (in their capacities as such), and (iii) the SMLP Holdings Term Loan Secured Parties (in their capacities as such) and (b) with respect to any Pari Passu Lien Obligations, each of (i) the Revolving Credit Facility Obligations, (ii) the NewCo Term Loan Obligations, and (iii) the SMLP Holdings Term Loan Obligations.

“SMLP Holdings Term Loan Administrative Agent” means SMP TopCo, LLC, in its capacity as administrative agent for the lenders under the SMLP Holdings Term Loan Credit Agreement, together with its successors and permitted assigns in such capacity.

“SMLP Holdings Term Loan Collateral Agent” has the meaning assigned to such term in the introductory paragraph hereof.

“SMLP Holdings Term Loan Credit Agreement” means the Term Loan Credit Agreement, dated as of the date hereof, by and among the Company, the SMLP Holdings Term Loan Administrative Agent, SMLP Holdings, LLC as a lender and the other lenders party thereto (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, or otherwise Refinanced from time to time in accordance with Section 2.08).

“SMLP Holdings Term Loan Obligations” means the “Obligations” as defined in the SMLP Holdings Term Loan Credit Agreement (and for the avoidance of doubt, excluding any obligations under any warrant, equity or similar instrument).

“SMLP Holdings Term Loan Secured Parties” means, the “Secured Parties” as defined in the SMLP Holdings Term Loan Credit Agreement.

“SMLP Holdings Term Loan Collateral Agreement” means the Guarantee and Collateral Agreement, dated as of the date hereof, by and among the Parent, the Company, each subsidiary guarantor identified therein and the SMLP Holdings Term Loan Collateral Agent.

“Subordination Document Distributions” means, collectively, any and all payment, dividend, assets or distribution of any character, whether in cash, securities or other property paid or payable to or received or receivable by any Pari Passu Secured Party under the terms of any Pari Passu Subordination Document.

“Term Loan Agents” means (a) each Term Loan Collateral Agent, (b) the NewCo Term Loan Administrative Agent and (c) the SMLP Holdings Term Loan Administrative Agent.

“Term Loan Excess Principal” means any principal owed with respect to the Term Loan Obligations in excess of the greater of (a) U.S. $30.0 million and (b) 3.0% of Consolidated Total Assets (as defined in the Revolving Credit Agreement as in effect on the date hereof).

“Term Loan Collateral Agent” means (a) in the case of NewCo Term Loan Obligations or NewCo Term Loan Secured Parties, the NewCo Term Loan Collateral Agent and (b) in the case of SMLP Holdings Term Loan Obligations or the SMLP Holdings Term Loan Secured Parties, the SMLP Holdings Term Loan Collateral Agent.

“Term Loan Credit Agreements” means (a) the NewCo Term Loan Credit Agreement and (b) the SMLP Holdings Term Loan Credit Agreement.

“Term Loan Obligations” means (a) the NewCo Term Loan Obligations and (b) the SMLP Holdings Term Loan Obligations.

“Term Loan Secured Parties” means (a) the NewCo Term Loan Secured Parties and (b) the SMLP Holdings Term Loan Secured Parties.

“Warrants” means (a) that certain Warrant to Purchase Common Units No. 2 dated as of the date hereof by and among Parent and SMP TopCo, LLC, and (b) that certain Warrant to Purchase Common Units No. 1 dated as of the date hereof by and among Parent and SMLP Holdings, LLC.

ARTICLE II

PRIORITIES AND AGREEMENTS WITH RESPECT TO COMMON COLLATERAL

SECTION 2.01.    Priority of Claims. (a) Anything contained herein or in any of the Pari Passu Documents to the contrary notwithstanding (but subject to SECTION 1.01(b) of this Agreement), whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, after the occurrence and during the continuance of one or more Events of Default, any Common Collateral or any proceeds thereof received in connection with the sale or other disposition of, or collection on, any Common Collateral upon the exercise of remedies under the Pari Passu Security Documents by the Revolving Credit Facility Collateral Agent, any payment on account of any Common Collateral received as a distribution or recovery in any Insolvency or Liquidation Proceeding, any Subordination Document Distribution or collection on any Subordination Document Distribution received upon the exercise of remedies under the Pari Passu Subordination Documents by the Revolving Credit Facility Collateral Agent, and any payment or distribution on account of any Pari Passu Subordination Document received as a distribution or recovery in any Insolvency or Liquidation Proceeding (all of the foregoing being collectively referred to as “Proceeds”), in each case, shall be applied in the following order:

FIRST, to the payment of all then unpaid (a) fees and indemnities and (b) legal fees, costs and expenses or other liabilities of any kind incurred, in each case, by the Collateral Agents or Administrative Agents in their capacities as such in connection with any Pari Passu Security Document, any of the Pari Passu Lien Obligations or any Pari Passu Subordination Document, including (i) all court costs, (ii) the reasonable fees and expenses of their agents and legal counsel, (iii) the repayment of all advances made by the Collateral Agents or Administrative Agents, as applicable, hereunder or under any other Pari Passu Security Document on behalf of Grantors and (iv) any other costs or expenses incurred in connection with the administration of or the exercise of any right or remedy hereunder or under any other Pari Passu Security Document or Pari Passu Subordination Document, in each case of the foregoing, to the extent the foregoing constitutes Pari Passu Lien Obligations under the Pari Passu Documents for the applicable Series and in accordance with and subject to the expense reimbursement and indemnification requirements in the applicable Pari Passu Documents;

SECOND, to the payment of all other Pari Passu Lien Obligations other than Term Loan Excess Principal, including cash collateralization of letters of credit to the extent required under the Revolving Credit Facility (the amounts so applied to be distributed pro rata among the Pari Passu Secured Parties in accordance with the amounts of the Pari Passu Lien Obligations owed to them on the date of any such distribution); and

THIRD, to the payment of Term Loan Excess Principal (the amounts so applied to be distributed pro rata among the Term Loan Secured Parties in accordance with the amounts of the Excess Term Loan Principal owed to them on the date of any such distribution); and

FOURTH, after payment in full of all Pari Passu Lien Obligations, to the Grantors or their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Notwithstanding the foregoing, distributions shall be subject to SECTION 1.01(b), including that with respect to any Common Collateral for which a third party (other than a Pari Passu Secured Party and, without limiting the foregoing, after taking into account the effect of any applicable intercreditor agreements) has a Lien that is junior in priority to the Lien of any Series of Pari Passu Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the Lien of any other Series of Pari Passu Lien Obligations (such third party, an “Intervening Creditor”), the value of any Common Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Common Collateral or Proceeds in respect of Common Collateral to be distributed in respect of the Series of Pari Passu Lien Obligations with respect to which such Impairment exists.

(b)    The Pari Passu Secured Parties hereby acknowledge that the Pari Passu Lien Obligations of any Series may, subject to the treatment of Term Loan Excess Principal and any limitations set forth in SECTION 2.04 of this Agreement, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in SECTION 2.01(a) or the provisions of this Agreement defining the relative rights of the Pari Passu Secured Parties of any Series; provided that nothing herein shall limit the effects of such action, including any breach caused thereby, under any other Series of Pari Passu Documents.

(c)    Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Pari Passu Lien Obligations granted on the Common Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Pari Passu Documents or any defect or deficiencies in the Liens securing the Pari Passu Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to SECTION 1.01(b)), each Pari Passu Secured Party hereby agrees that the Liens securing each Series of Pari Passu Lien Obligations on any Common Collateral shall be of equal priority.

(d)    For the avoidance of doubt, any amounts to be distributed pursuant to this SECTION 2.01 shall be distributed to each Collateral Agent for further distribution to its Pari Passu Secured Parties.

SECTION 2.02.    Actions with Respect to Common Collateral and Subordination Document Distributions; Prohibition on Contesting Liens. (a) With respect to any Common Collateral, (i) notwithstanding SECTION 2.01, the Revolving Credit Facility Collateral Agent shall have the sole right to act or refrain from acting with respect to the Common Collateral and (ii) no Term Loan Collateral Agent or any other Term Loan Secured Party shall or shall instruct the Revolving Credit Facility Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its Lien in or realize upon, or take any other action available to it in respect of, any Common Collateral (including with respect to any intercreditor agreement with respect to any Common Collateral), whether under any Pari Passu Security Document, applicable law or otherwise, it being agreed that only the Revolving Credit Facility Collateral Agent shall be entitled to take any such actions or exercise any such remedies with respect to Common Collateral (subject to the right of the Term Loan Collateral Agents and the other Term Loan Secured Parties to take limited protective measures with respect to their Liens on the Common Collateral and to take certain actions that would be permitted to be taken by unsecured creditors, each as set forth in Section 2.02(d) below). Notwithstanding the equal priority of the Liens securing each Series of Pari Passu Lien Obligations, the Revolving Credit Facility Collateral Agent may deal with the Common Collateral as if the Revolving Credit Facility Collateral Agent had a senior Lien on such Common Collateral. No Term Loan Collateral Agent or any other Term Loan Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Revolving Credit Facility Collateral Agent or any other exercise by the Revolving Credit Facility Collateral Agent of any rights and remedies relating to the Common Collateral.

(b)    The Revolving Credit Facility Collateral Agent shall have the exclusive right on behalf of all Pari Passu Secured Parties in any Insolvency or Liquidation Proceeding to credit bid for the Common Collateral using all or a pro rata portion of the Pari Passu Lien Obligations as consideration so long as the equity and/or assets distributed to the Pari Passu Secured Parties as a result of any such successful credit bid are distributed on pro rata basis in accordance with Section 2.01(a). In any Insolvency or Liquidation Proceeding or other transaction involving the sale or other disposition of Common Collateral, except as provided in the immediately preceding sentence, no Pari Passu Secured Party may credit bid for Common Collateral.

(c)    Each of the Pari Passu Secured Parties and each of the Collateral Agents agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability under applicable law (including the Bankruptcy Code) of a Lien held by or on behalf of any of the Pari Passu Secured Parties in all or any part of the Common Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair (i) the rights of any Collateral Agent to enforce this Agreement or (ii) the rights of any Pari Passu Secured Party to contest or support any other Person in contesting the enforceability of any Lien purporting to secure (x) Pari Passu Lien Obligations constituting unmatured interest pursuant to Section 502(b)(2) of the Bankruptcy Code or (y) obligations not constituting Pari Passu Lien Obligations. For the purposes of this Agreement, Liens subject to avoidance as a result of a preference or fraudulent transfer under the Bankruptcy Code are not enforceable under applicable law, and any claim of preference or fraudulent transfer with respect to a Lien constitutes the contest of the enforceability of the Lien.

(d)    Notwithstanding the foregoing rights of the Revolving Credit Facility Collateral Agent, each Collateral Agent and each other Pari Passu Secured Party shall be entitled to:

(i)    exercise any rights and remedies against any of the Grantors (other than rights and remedies against or with respect to any of the Common Collateral) pursuant to the Pari Passu Documents of the applicable Series, including acceleration;

(ii)    file a claim or statement of interest with respect to its Series of Pari Passu Lien Obligations; provided that a Grantor has become subject to an Insolvency or Liquidation Proceeding;

(iii)    take any action not adverse to the Liens or the rights of any other Pari Passu Secured Party in order to preserve or protect its Lien on the Collateral;

(iv)    file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of such Pari Passu Secured Party, in accordance with the terms of this Agreement;

(v)    file any pleadings, objections, motions or agreements or take any other action which assert rights or interests available to unsecured creditors of the Parent or any Subsidiary thereof arising under either Bankruptcy Law or applicable non-bankruptcy law, in each case to the extent not inconsistent with, or prohibited by, the terms of this Agreement; and

(vi)    vote on any plan of reorganization and file any proof of claim in an Insolvency or Liquidation Proceeding in accordance with the terms of this Agreement.

(e)    Each Collateral Agent agrees that it will provide the other Collateral Agents written notice of the occurrence of any Event of Default (as defined in the applicable Pari Passu Document) which causes the acceleration of the applicable Series of Pari Passu Lien Obligations within two (2) Business Days of such occurrence (to the extent that it has received notice of the occurrence of such Event of Default); provided that failure to provide such notice shall not (i) impair the rights or (ii) give rise to liability, in each case of the Collateral Agent that has failed to provide such notice. Following an acceleration, the Revolving Credit Facility Collateral Agent agrees that it will upon reasonable prior request from time to time consult with the other Collateral Agents with respect to the Revolving Credit Facility Collateral Agent’s anticipated disposition of any Common Collateral (but without any liability to comply with any actions discussed in such consultation) and provide the other Collateral Agents written notice of the Revolving Credit Facility Collateral Agent’s intent to exercise any foreclosure with respect to the Common Collateral in accordance with Section 2.02(a) and Section 2.02(b) of this Agreement not less than two (2) Business Days prior to taking any such action in accordance with Section 2.02(a) and Section 2.02(b) above.

SECTION 2.03.    No Interference; Payment Over. (a) Each Term Loan Secured Party agrees that (i) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Common Collateral by the Revolving Credit Facility Collateral Agent, (ii) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Revolving Credit Facility Collateral Agent or any other Revolving Credit Facility Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Common Collateral, and neither the Revolving Credit Facility Collateral Agent nor any other Revolving Credit Facility Secured Party shall be liable for any action taken or omitted to be taken by the Revolving Credit Facility Collateral Agent or any other Revolving Credit Facility Secured Party with respect to any Common Collateral in accordance with the provisions of this Agreement, (iii) it will not seek, and hereby waives any right, to have any Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Common Collateral and (iv) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Collateral Agents or any other Pari Passu Secured Party to enforce this Agreement.

(b)    Each Pari Passu Secured Party hereby agrees that if it shall obtain possession of any Common Collateral or Subordination Document Distribution or shall realize any proceeds or payment in respect of any such Common Collateral or Subordination Document Distribution (including pursuant to any Pari Passu Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies), at any time prior to the Discharge of Revolving Credit Facility Obligations, then it shall hold such Common Collateral, proceeds or payment in trust for the other Pari Passu Secured Parties and promptly transfer such Common Collateral or Subordination Document Distribution, proceeds or payment, as the case may be, to the Revolving Credit Facility Collateral Agent, to be distributed by the Revolving Credit Facility Collateral Agent in accordance with the provisions of SECTION 2.01(a) hereof.

(c)    In furtherance of the foregoing, no Grantor shall, nor shall any Grantor permit any Subsidiary to, (x) grant or permit or suffer to exist any Lien on any asset or property (other than any Intercreditor Excluded Collateral) to secure any Series of Pari Passu Lien Obligations unless it has granted a Lien on such asset or property to secure each other Series of Pari Passu Lien Obligations (except that, notwithstanding this clause (x), no Grantor or Subsidiary shall be required to deliver a mortgage to secure the NewCo Term Loan Obligations or the SMLP Holdings Term Loan Obligations prior to the date set forth in Section 5.12 of each Term Loan Credit Agreement) or (y) enter into any subordination agreement with the Pari Passu Secured Parties of any Series (or their respective Collateral Agents or Administrative Agents) in respect of indebtedness owed or owing to such Grantor or Subsidiary unless it has entered into a subordination agreement with the Pari Passu Secured Parties of each other Series (or their respective Collateral Agents or Administrative Agents).

(d)    Nothing in this SECTION 2.03 shall be construed to prevent or impair the rights of the Term Loan Collateral Agents and the other Term Loan Secured Parties set forth in SECTION 2.02(d) hereof.

SECTION 2.04.    Automatic Release of Liens; Amendments to Pari Passu Security Documents. (a) If, at any time any Common Collateral is transferred to a third party or otherwise disposed of, in each case, in connection with any enforcement action by the Revolving Credit Facility Collateral Agent in accordance with the provisions of this Agreement, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of each

Term Loan Collateral Agent for the benefit of the Term Loan Secured Parties represented by it upon such Common Collateral will automatically and simultaneously be released upon transfer or disposition in connection with such enforcement action, as and when, but only to the extent, such Liens of the Revolving Facility Collateral Agent on such Common Collateral are released; provided that any proceeds of any Common Collateral realized therefrom shall be applied pursuant to SECTION 2.01 hereof; and provided further, that the Revolving Credit Facility Collateral Agent shall provide prompt notice to each Term Loan Collateral Agent of the identity of the Common Collateral whose Lien has been so automatically released.

(b)    If, at any time a Grantor is no longer a Loan Party (as defined in the Revolving Credit Agreement) under the Revolving Credit Agreement, then the Liens in favor of each Term Loan Collateral Agent for the benefit of the Term Loan Secured Parties represented by it upon any Common Collateral of or in respect of any such Grantor will automatically and simultaneously be released, as and when, but only to the extent, the corresponding Liens of the Revolving Facility Collateral Agent on such Common Collateral are released in connection with such Grantor ceasing to be a Loan Party under the Revolving Credit Agreement; provided that the Revolving Credit Facility Collateral Agent shall provide prompt notice to each Term Loan Collateral Agent of the identity of such Grantor and the related Common Collateral whose Lien has been so automatically released.

(c)    Each Pari Passu Secured Party agrees that, without the prior written consent of any other Collateral Agent, any Collateral Agent may enter into any amendment to any Pari Passu Security Document solely as such Pari Passu Security Document relates to a particular Series of Pari Passu Lien Obligations (including, without limitation, to release Liens securing such Series of Pari Passu Lien Obligations), all without affecting the priorities set forth in SECTION 2.01(a) or the provisions of this Agreement defining the relative rights of the Pari Passu Secured Parties of any Series, so long as such amendment is in accordance with the Pari Passu Document pursuant to which such Series of Pari Passu Lien Obligations was incurred; provided that (i) such Collateral Agent accepts the effects herein of such amendment, including the effects of any Collateral ceasing to be Common Collateral or creating Term Loan Excess Principal and (ii) nothing herein shall limit the effects of such amendment, including any breach caused thereby, under any other Series of Pari Passu Documents.

(d)    Each Term Loan Collateral Agent agrees to execute and deliver (at the sole cost and expense of the Grantors and upon the written direction of the NewCo Term Loan Administrative Agent or the SMLP Holdings Term Loan Administrative Agent, as applicable) all such authorizations and other instruments as shall reasonably be requested by the Revolving Credit Facility Collateral Agent to evidence and confirm any release of Common Collateral, whether in connection with enforcement or the release of a Grantor pursuant to the preceding clauses or otherwise, or amendment to any Pari Passu Security Document provided for in this Section. The NewCo Term Loan Administrative Agent and the SMLP Holdings Term Loan Administrative Agent hereby authorize their respective Term Loan Collateral Agent to take all actions required by this Paragraph (d), and agree to provide timely (but in any event within five (5) Business Days) written direction to their respective Term Loan Collateral Agent to take any actions required by this Paragraph (d) upon written request from their respective Term Loan Collateral Agent or the Revolving Credit Facility Collateral Agent.

(e)    In determining whether an amendment to any Pari Passu Security Document is not prohibited by this SECTION 2.04, any Collateral Agent may conclusively rely on a certificate of an authorized officer of the Company stating that such amendment is not prohibited hereunder.

SECTION 2.05.    Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings. (a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against any Grantor.

(b)    If any Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code (including, for the avoidance of doubt, a Bankruptcy Case filed by the Parent or any Subsidiary thereof that is not a Grantor) and the Parent and/or any Subsidiary thereof shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, unless the Revolving Credit Facility Collateral Agent shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral, each Term Loan Secured Party agrees not to object to any such financing or to the Liens on any Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any Collateral for the benefit of the Revolving Credit Facility Secured Parties, each Term Loan Secured Party will subordinate its Liens with respect to such Collateral on the same terms as the Liens of the Revolving Credit Facility Secured Parties are subordinated thereto (other than any Liens of any Pari Passu Secured Parties constituting DIP Financing Liens), and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any Collateral granted to secure the Pari Passu Lien Obligations of the Revolving Credit Facility Secured Parties, each Term Loan Secured Party will confirm the priorities with respect to such Collateral as set forth herein), in each case so long as (A) the Pari Passu Secured Parties of each Series retain the benefit of their Liens on all Common Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à -vis all the other Pari Passu Secured Parties (other than any Liens of the Pari Passu Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Pari Passu Secured Parties of each Series are granted Liens on any additional collateral pledged to any Pari Passu Secured Parties as adequate protection with respect to Common Collateral, with the same priority vis-à -vis the Pari Passu Secured Parties as set forth in this Agreement, and (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Pari Passu Lien Obligations with respect to any Common Collateral, such amount is applied pursuant to SECTION 2.01(a) of this Agreement, and (D) if any Pari Passu Secured Party is granted adequate protection in respect of Common Collateral, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to SECTION 2.01(a) of this Agreement; provided that the Pari Passu Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Pari Passu Secured Parties of such Series (or its Collateral Agent) that is not Common Collateral; and provided, further, that the Pari Passu Secured Parties receiving adequate protection shall not object to any other Pari Passu Secured Party receiving adequate protection comparable to any adequate protection granted to such Pari Passu Secured Parties in connection with a DIP Financing or use of cash collateral.

SECTION 2.06.    Reinstatement. In the event that any of the Pari Passu Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this ARTICLE II shall be fully applicable thereto until all such Pari Passu Lien Obligations shall again have been paid in full in cash.

SECTION 2.07.    Insurance. As between the Pari Passu Secured Parties, to the extent permitted under the Revolving Credit Agreement or the Revolving Credit Facility Collateral Agreement, the Revolving Credit Facility Collateral Agent shall have the right to adjust or settle any insurance policy or claim covering or constituting Common Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral.

SECTION 2.08.    Refinancings. The Pari Passu Lien Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Pari Passu Document) of any Pari Passu Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof.

SECTION 2.09.    Possessory or Control Collateral Agent. (a) The Revolving Credit Facility Collateral Agent agrees to hold any Common Collateral constituting Possessory Collateral or Control Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee or sub-agent, as applicable, for the benefit of each other Pari Passu Secured Party and any assignee solely for the purpose of perfecting the Lien granted in such Possessory Collateral or Control Collateral, if any, pursuant to the applicable Pari Passu Security Documents, in each case, subject to the terms and conditions of this SECTION 2.09. Pending delivery to the Revolving Credit Facility Collateral Agent, each Term Loan Collateral Agent agrees to hold any Common Collateral constituting Possessory Collateral or Control Collateral, from time to time in its possession, as gratuitous bailee or sub-agent for the benefit of each other Pari Passu Secured Party and any assignee, solely for the purpose of perfecting the Lien granted in such Possessory Collateral or Control Collateral, if any, pursuant to the applicable Pari Passu Security Documents, in each case, subject to the terms and conditions of this SECTION 2.09. If the holding of such Possessory Collateral or Control Collateral in accordance with this Section is insufficient to perfect the Lien granted in such Possessory Collateral or Control Collateral for any Pari Passu Secured Party, and there is no other way for such other Pari Passu Secured Party to perfect on such Possessory Collateral or Control Collateral, then such failure of perfection shall not constitute an Imperfection nor cause such Possessory Collateral or Control Collateral to fail to be Common Collateral for the purposes of this Agreement.

(b)    The Revolving Credit Facility Collateral Agent shall, upon the Discharge of the Revolving Credit Facility Obligations, transfer the possession and control of the Possessory Collateral, together with any necessary endorsements but without recourse or warranty, to the NewCo Term Loan Collateral Agent. In connection with any transfer under the foregoing sentence by the Revolving Credit Facility Collateral Agent, the Revolving Credit Facility Collateral Agent agrees to take all actions in its power as shall be necessary or reasonably requested by the NewCo Term Loan Collateral Agent to permit such Term Loan Collateral Agent to obtain, for the benefit of the Term Loan Secured Parties, a first priority Lien in the applicable Possessory Collateral. Each Grantor shall take, or cause to be taken, such further action as is reasonably required to effectuate the transfer contemplated by this paragraph (b) and shall indemnify each Collateral Agent for loss or damage suffered by such Collateral Agent as a result of such transfer, except for loss or damage suffered by such Collateral Agent as a result of its own willful misconduct or gross negligence (as determined in a final non-appealable judgment by a court of competent jurisdiction).

(c)    Notwithstanding anything to the contrary herein, the duties or responsibilities of the Revolving Credit Facility Collateral Agent and the Term Loan Collateral Agents under this SECTION 2.09 shall be limited solely to holding any Common Collateral constituting Possessory Collateral and Control Collateral as gratuitous bailee or sub-agent, as applicable, for the benefit of each other Pari Passu Secured Party for purposes of perfecting the Lien held by such Pari Passu Secured Parties therein.

(d)    The agreement of the Revolving Credit Facility Collateral Agent to act as gratuitous bailee and/or sub-agent pursuant to this SECTION 2.09 is intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), 9-104(a)(2) and 9-313(c) of the UCC.

SECTION 2.10.    Similar Liens and Agreements.

(a)    Each Collateral Agent, on behalf of itself and the Pari Passu Secured Parties represented by it, hereby agrees that each Collateral Agent shall have the right, but not the obligation, to take Liens on any or all of the Collateral. In furtherance of, but subject to the foregoing, the parties agree, subject to the other provisions of this Agreement:

(i)

to provide advance written notice to each Collateral Agent of any grant of Liens on additional Collateral to secure any Pari Passu Obligations for which such party is the Collateral Agent or the Grantor, including a description of Collateral to be granted, the identity of the Grantors providing the grant, the Pari Passu Secured Parties benefitting from the grant and the documents and agreements to be used to create or evidence the grant;

(ii)

upon request by any Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine, the specific items included in the Collateral, the identity of the Grantors, the Pari Passu Secured Parties benefitting from the Collateral and the documents and agreements being used to create or evidence the granting of such Collateral; and

(iii)

that the documents and agreements creating or evidencing the Liens on the Common Collateral securing any Series of the Pari Passu Obligations shall be in all material respects the same forms of documents securing each other Series of the Pari Passu Obligations (without requiring that all Collateral taken for any Series of the Pari Passu Obligations must be taken by each Series of the Pari Passu Obligations).

(b)    Each Collateral Agent represents that such Collateral Agent has the authority to represent and bind the Pari Passu Secured Parties contemplated to be represented by it hereunder and, on behalf of itself and the Pari Passu Secured Parties represented by it, agrees that such Collateral Agent or the applicable Administrative Agent or other Pari Passu Secured Parties represented by it hereunder shall be solely responsible for the creation, maintenance and perfection of its Liens on the Collateral and the results thereof under this Agreement, including for the purposes of Impairments and distributions under SECTION 2.01.

ARTICLE III

EXISTENCE AND AMOUNTS OF LIENS AND OBLIGATIONS

Whenever the Revolving Credit Facility Collateral Agent shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Term Loan Obligations or the Common Collateral subject to any Lien securing the Term Loan Obligations, it may request that such information be furnished to it in writing by the Term Loan Collateral Agents, and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if any Term Loan Collateral Agent shall fail or refuse reasonably promptly to provide the requested information, the Revolving Credit Facility Collateral Agent shall be entitled to make any such determination or not make any determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. The Revolving Credit Facility Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any other Pari Passu Secured Party or any other Person as a result of such determination.

ARTICLE IV

THE REVOLVING CREDIT FACILITY COLLATERAL AGENT

SECTION 4.01.    Authority. (a) Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on the Revolving Credit Facility Collateral Agent to any Term Loan Secured Party or give any Term Loan Secured Party the right to direct the Revolving Credit Facility Collateral Agent, except that the Revolving Credit Facility Collateral Agent shall be obligated to distribute proceeds of any Common Collateral in accordance with SECTION 2.01 hereof and provide notice to the Term Loan Agents in accordance with SECTION 2.02(e) hereof.

(b)    In furtherance of the foregoing, each Term Loan Collateral Agent, on behalf of itself and the other Term Loan Secured Parties represented by it, acknowledges and agrees that the Revolving Credit Facility Collateral Agent shall be entitled, for the benefit of the Pari Passu Secured Parties, to sell, transfer or otherwise dispose of or deal with any Common Collateral as provided herein and in the Revolving Credit Facility Security Documents, without regard to any rights to which the Term Loan Secured Parties would otherwise be entitled. Without limiting the foregoing, each Term Loan Secured Party agrees that none of the Revolving Credit Facility Collateral Agent or any other Pari Passu Secured Party shall have any duty or obligation first to marshal or realize upon any type of Common Collateral (or any other Collateral securing any of the Pari Passu Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Common Collateral (or any other Collateral securing any Pari Passu Lien Obligations), in any manner that would maximize the return to the Term Loan Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Term Loan Secured Parties from such realization, sale, disposition or liquidation. Each of the Pari Passu Secured Parties waives any claim it may now or hereafter have against any Collateral Agent of any other Series of Pari Passu Lien Obligations or any other Pari Passu Secured Party of any other Series arising out of (i) any actions which any Collateral Agent or any other Pari Passu Secured Party may take or omit to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Pari Passu Lien Obligations from any account debtor, guarantor or any other party) in accordance with the Pari Passu Security Documents or any other agreement related thereto or to the collection of the Pari Passu Lien Obligations or the valuation, use, protection or release of any security for the Pari Passu Lien Obligations, (ii) any election by the Revolving Credit Facility Collateral Agent or any holders of Pari Passu Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to SECTION 2.04, any borrowing by, or grant of a Lien or administrative expense priority under Section 364 of the Bankruptcy Code by, the Company or any of its subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, no Collateral Agent (including the Revolving Credit Facility Collateral Agent) shall accept any Common Collateral in full or partial satisfaction of any Pari Passu Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each of the Collateral Agents representing holders of Pari Passu Lien Obligations for each Series for which such Collateral constitutes Common Collateral.

SECTION 4.02.    Rights as a Pari Passu Secured Party. The Person serving as the Revolving Credit Facility Collateral Agent hereunder shall have the same rights and powers in its capacity as a Pari Passu Secured Party under any Series of Pari Passu Lien Obligations that it holds as any other Pari Passu Secured Party of such Series and may exercise the same as though it were not the Revolving Credit Facility Collateral Agent, and the term “Pari Passu Secured Party” or “Pari Passu Secured Parties” or (as applicable), “Revolving Credit Facility Secured Party”, “Revolving Credit Facility Secured Parties”, “Term Loan Secured Party” or “Term Loan Secured Parties”, shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Revolving Credit Facility Collateral Agent hereunder in its individual capacity (to the extent applicable). Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Revolving Credit Facility Collateral Agent hereunder and without any duty to account therefor to any other Pari Passu Secured Party.

SECTION 4.03.    Exculpatory Provisions. (a) The Revolving Credit Facility Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Pari Passu Security Documents to which it is a party. Without limiting the generality of the foregoing, the Revolving Credit Facility Collateral Agent:

(i)    shall not be subject to any fiduciary or other implied duties of any kind or nature to any Person, regardless of whether an Event of Default has occurred and is continuing;

(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the Revolving Credit Facility Security Documents; provided that the Revolving Credit Facility Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Revolving Credit Facility Collateral Agent to liability or that is contrary to any Pari Passu Security Document or applicable law;

(iii)    shall not, except as expressly set forth herein and in the Revolving Credit Facility Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Revolving Credit Facility Collateral Agent or any of its Affiliates in any capacity;

(iv)    shall not be liable for any action taken or not taken by it (A) with the consent or at the request of the Term Loan Collateral Agents or (B) in the absence of its own gross negligence or willful misconduct (the presence of such gross negligence or willful misconduct as determined in a final non-appealable judgment by a court of competent jurisdiction) or (C) in reliance on a certificate of an authorized officer of the Company stating that such action is not prohibited by the terms of this Agreement. The Revolving Credit Facility Collateral Agent shall be deemed not to have knowledge of any Event of Default under the Term Loan Credit Agreements unless and until notice describing such Event of Default is given to the Revolving Credit Facility Collateral Agent by any Term Loan Agent or the Company;

(v)    shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement or any other Pari Passu Security Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default under any Series of Pari Passu Lien Obligations, (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Pari Passu Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Pari Passu Security Documents, (E) the value or the sufficiency of any Collateral for any Series of Pari Passu Lien Obligations, or (F) the satisfaction of any condition set forth in any Pari Passu Document, other than to confirm receipt of items expressly required to be delivered to the Revolving Credit Facility Collateral Agent pursuant to the terms herein;

(vi)    shall not have any fiduciary duties or contractual obligations of any kind or nature under any other Pari Passu Document (other than under any Pari Passu Document to which it is a party and only to the extent it is acting in such capacity and as set forth in such Pari Passu Document), but shall be entitled to all protections provided to the Revolving Credit Facility Collateral Agent therein;

(vii)    with respect to the Term Loan Credit Agreements or any Pari Passu Security Document, may conclusively assume that the Grantors have complied with all of their obligations thereunder unless advised in writing by any Term Loan Agent to the contrary specifically setting forth the alleged violation; and

(viii)    may conclusively rely on any certificate of an authorized officer of the Company.

(b)    Each Pari Passu Secured Party acknowledges that, in addition to acting as the initial Revolving Credit Facility Collateral Agent, Wells Fargo Bank, National Association also serves as the Revolving Credit Facility Administrative Agent and each Pari Passu Secured Party hereby waives any right to make any objection or claim against Wells Fargo Bank, National Association (or any successor Revolving Credit Facility Collateral Agent or any of their respective counsel) based on any alleged conflict of interest or breach of duties arising from Wells Fargo Bank, National Association (or any such successor) serving as a Collateral Agent and also serving as the Revolving Credit Facility Administrative Agent.

SECTION 4.04.    Reliance by Revolving Credit Facility Collateral Agent. The Revolving Credit Facility Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including, any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Revolving Credit Facility Collateral Agent also may rely upon any statement made to it orally or by telephone and believed in good faith by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Revolving Credit Facility Collateral Agent may consult with legal counsel (who may include, but shall not be limited to counsel for the Company or counsel for the administrative agent under the Revolving Credit Agreement), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 4.05.    Delegation of Duties. The Revolving Credit Facility Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Pari Passu Security Document by or through any one or more sub-agents appointed by the Revolving Credit Facility Collateral Agent. The Revolving Credit Facility Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Revolving Credit Facility Collateral Agent and any such sub-agent.

SECTION 4.06.    Non-Reliance on Revolving Credit Facility Collateral Agent and Other Pari Passu Secured Parties. Each Pari Passu Secured Party acknowledges that it has, independently and without reliance upon the Revolving Credit Facility Collateral Agent, any Term Loan Collateral Agent or any other Pari Passu Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Pari Passu Documents. Each Pari Passu Secured Party also acknowledges that it will, independently and without reliance upon the Revolving Credit Facility Collateral Agent, any Term Loan Collateral Agent or any other Pari Passu Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Pari Passu Document or any related agreement or any document furnished hereunder or thereunder.

ARTICLE V

MISCELLANEOUS

SECTION 5.01.    Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(a)    if to the Revolving Credit Facility Collateral Agent, to it at:

Wells Fargo Bank, National Association

1445 Ross Avenue

Suite 4500

MAC T9216-451

Dallas, TX 75202

Attn: Brandon Kast

Telephone: [***]

Fax: [***]

Email: [***]

with a copy to:

Wells Fargo Bank, National Association

1445 Ross Avenue

Suite 4500

MAC T9216-451

Dallas, TX 75202

Attn: Chad M. Clark

Telephone: [***]

[***]

(b)    if to the NewCo Term Loan Collateral Agent or the SMLP Holdings Term Loan Collateral Agent, to it at:

Mizuho Bank (USA)

Mizuho Americas

1271 Avenue of the Americas

New York, NY 10020

Attention: Stephen Hughes

Telephone: [***]

Email: [***]

(c)    if to the Company or any Grantor, to it at the address set forth for such notices in the applicable Pari Passu Documents.

(d)    if to the NewCo Term Loan Administrative Agent or the SMLP Holdings Term Loan Administrative Agent, to it at:

SMP TopCo, LLC

c/o Energy Capital Partners II-A, LP

12680 High Bluff Drive, Suite 400

San Diego, California 92130

Attention: Chris Leininger

E-Mail: [***]

with a copy to:

Latham & Watkins LLP

355 South Grand Avenue, Suite 100

Los Angeles, CA 90071-1560

Attention: Jeffrey B. Greenberg

E-mail: [***]

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by facsimile or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this SECTION 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this SECTION 5.01. As agreed to in writing among the Revolving Credit Facility Collateral Agent and the Term Loan Collateral Agents from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.

SECTION 5.02.    Waivers; Amendment; Grantor Joinder Agreements. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall not be prohibited by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)    Except as otherwise expressly provided herein, neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Grantor Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Collateral Agent and, solely to the extent the Company’s or any other Grantor’s rights or obligations are affected or their obligations increased thereby, the Company.

(c)    This Agreement shall terminate and be of no further force and effect upon the earlier to occur of (i) the Discharge of the Common Collateral securing the Revolving Credit Facility Obligations and (ii) the Discharge of the Common Collateral securing the Term Loan Obligations, in each case subject to SECTION 2.06.

(d)    The Company shall cause each Subsidiary of the Company which has granted a Lien pursuant to any Pari Passu Security Document to secure any Series of Pari Passu Lien Obligations to promptly, but in any event no later than 30 days (or such longer period as the Collateral Agents in their sole discretion may specify) after such grant, execute and deliver to the Collateral Agents a joinder to this Agreement substantially in the form of Exhibit A hereto (the “Grantor Joinder Agreement”). Such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 5.03.    Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Pari Passu Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement and each of whom agrees to be bound hereby by their acceptance of the agreements and instruments evidencing their applicable Pari Passu Lien Obligations.

SECTION 5.04.    Survival of Agreement.

(a)    All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the removal or resignation of a Collateral Agent.

(b)    If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or liquidation or similar dispositive restructuring plan on account of all Pari Passu Lien Obligations, then, to the extent the debt obligations distributed on account of all Pari Passu Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

SECTION 5.05.    Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement may be executed using Electronic Signatures (as defined below) (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. For the avoidance of doubt, the authorization under this SECTION 5.05 may include, without limitation, use or acceptance by the parties hereto of a manually signed paper hereof which has been converted into electronic form (such as scanned into PDF format), or an electronically signed communication converted into another format, for transmission, delivery and/or retention. For purposes hereof, “Electronic Signature” shall have the meaning assigned to it by 15 USC §7006, as it may be amended from time to time. Upon the reasonable request of any party hereto, any Electronic Signature of any other party hereto shall, as promptly as practicable, be followed by such manually executed counterpart.

SECTION 5.06.    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective solely to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07.    Governing Law. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 5.08.    Submission to Jurisdiction; Waivers. Each Collateral Agent, on behalf of itself and the Pari Passu Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the Pari Passu Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the state and federal courts located in New York County and appellate courts from any thereof and waives any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court;

(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court, and agrees not to plead or claim the same;

(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or the applicable Collateral Agent) at the address referred to in SECTION 5.01;

(d)    agrees that nothing herein shall affect the right of any other party hereto (or any Pari Passu Secured Party) to effect service of process in any other manner permitted by law; and

(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this SECTION 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.09.

SECTION 5.10.    Headings. Article, Section and Exhibit headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11.    Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Pari Passu Documents or Pari Passu Security Documents, the provisions of this Agreement shall govern and control; provided, however, that in no event shall any amendment of any provision of this Agreement affect the rights or obligations of the Grantors under the Pari Passu Documents or the Pari Passu Security Documents unless consented to in writing in advance by the Company.

SECTION 5.12.    Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Pari Passu Secured Parties in relation to one another. None of the Grantors or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than SECTION 2.04. SECTION 2.05, SECTION 2.06 or SECTION 2.09 or this ARTICLE V) is intended to or will amend, waive or otherwise modify the provisions of the Revolving Credit Agreement, the Term Loan Credit Agreements, any other Pari Passu Documents or any Pari Passu Security Documents), and none of the Grantors may rely on the terms hereof (other than Sections SECTION 2.04, SECTION 2.05, SECTION 2.08 and SECTION 2.09, ARTICLE III and this ARTICLE V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Pari Passu Lien Obligations as and when the same shall become due and payable in accordance with their terms. For the avoidance of doubt, nothing contained in this Agreement shall be construed to constitute a waiver or an amendment of any covenant of the Parent or any Subsidiary thereof contained in any Pari Passu Document, which restricts the incurrence of any Indebtedness or the grant of any Lien.

SECTION 5.13.    Integration. This Agreement, together with the other Pari Passu Documents, represents the agreement of each of the Grantors and the Pari Passu Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Revolving Credit Facility Collateral Agent or any Term Loan Collateral Agent relative to the subject matter hereof not expressly set forth or referred to herein or in the other Pari Passu Documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Revolving Credit Facility Collateral Agent

By	/s/ Brandon Kast
Name:	Brandon Kast
Title:	Director

[Signature Page to Pari Passu Intercreditor Agreement]

MIZUHO BANK (USA), as NewCo Term Loan Collateral Agent

By	/s/ Brian Caldwell
Name:	Brian Caldwell
Title:	Managing Director

MIZUHO BANK (USA), as SMLP Holdings Term Loan Collateral Agent

By	/s/ Brian Caldwell
Name:	Brian Caldwell
Title:	Managing Director

[Signature Page to Pari Passu Intercreditor Agreement]

SUMMIT MIDSTREAM PARTNERS, LP,
as Parent and a Grantor
By: Summit Midstream GP, LLC, its general partner

By	/s/ Brock M. Degeyter
Name:	Brock M. Degeyter
Title:	Executive Vice President, General Counsel and Chief Compliance Officer

SUMMIT MIDSTREAM HOLDINGS, LLC, as Company and a Grantor

By	/s/ Brock M. Degeyter
Name:	Brock M. Degeyter
Title:	Executive Vice President, General Counsel and Chief Compliance Officer

DFW MIDSTREAM SERVICES LLC

BISON MIDSTREAM, LLC

GRAND RIVER GATHERING, LLC

SUMMIT MIDSTREAM UTICA, LLC

MEADOWLARK MIDSTREAM COMPANY, LLC

POLAR MIDSTREAM, LLC

EPPING TRANSMISSION COMPANY, LLC

RED ROCK GATHERING COMPANY, LLC

SUMMIT MIDSTREAM MARKETING, LLC

SUMMIT MIDSTREAM PERMIAN, LLC

SUMMIT MIDSTREAM NIOBRARA, LLC

SUMMIT MIDSTREAM FINANCE CORP.

SUMMIT MIDSTREAM PERMIAN FINANCE, LLC

SUMMIT MIDSTREAM PERMIAN II, LLC

MOUNTAINEER MIDSTREAM COMPANY, LLC

each as a Grantor

By	/s/ Brock M. Degeyter
Name:	Brock M. Degeyter
Title:	Executive Vice President, General Counsel and Chief Compliance Officer

[Signature Page to Pari Passu Intercreditor Agreement]

SUMMIT MIDSTREAM OPCO, LP, as a Grantor

By: Summit Midstream Marketing, LLC, its general partner

By	/s/ Brock M. Degeyter
Name:	Brock M. Degeyter
Title:	Executive Vice President, General Counsel and Chief Compliance Officer

[Signature Page to Pari Passu Intercreditor Agreement]

The undersigned hereby confirm the authority of their respective Term Loan Collateral Agent to enter into and perform under this Agreement and agree to comply with Section 2.04(d) and accept and provide notices in accordance with Section 5.01:

SMP TOPCO, LLC, as NewCo Term Loan Administrative Agent

By	/s/ Peter Labbat
Name:	Peter Labbat
Title:	President

SMP TOPCO, LLC, as SMLP Holdings Term Loan Administrative Agent

By	/s/ Peter Labbat
Name:	Peter Labbat
Title:	President

[Signature Page to Pari Passu Intercreditor Agreement]

[FORM OF GRANTOR JOINDER AGREEMENT]

[FORM OF] GRANTOR JOINDER AGREEMENT NO. [    ] dated as of [            ], 20[        ] (the “Joinder Agreement”) to the PARI PASSU INTERCREDITOR AGREEMENT dated as of May 28, 2020 (the “Pari Passu Intercreditor Agreement”), among SUMMIT MIDSTREAM HOLDINGS, LLC, a Delaware limited liability (the “Company”), the other GRANTORS party thereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Revolving Credit Facility Collateral Agent, MIZUHO BANK (USA), as NewCo Term Loan Collateral Agent, MIZUHO BANK (USA), as SMLP Holdings Term Loan Collateral Agent and [            ], a [_______], as an additional GRANTOR.

A.    Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Pari Passu Intercreditor Agreement.

B.    [            ], a Subsidiary of the Company (the “Additional Grantor”), has granted a Lien on all or a portion of its assets to secure Pari Passu Lien Obligations, and such Additional Grantor is not a party to the Pari Passu Intercreditor Agreement.

C.    The Additional Grantor wishes to become a party to the Pari Passu Intercreditor Agreement and to acquire and undertake the rights and obligations of a Grantor thereunder. The Additional Grantor is entering into this Joinder Agreement in accordance with the provisions of the Pari Passu Intercreditor Agreement in order to become a Grantor thereunder.

Accordingly, the Additional Grantor agrees as follows, for the benefit of the Collateral Agents, the Company and each other party to the Pari Passu Intercreditor Agreement:

SECTION 1.    Accession to the Intercreditor Agreement. In accordance with Section 5.02(d) of the Pari Passu Intercreditor Agreement, the Additional Grantor (a) hereby accedes and becomes a party to the Pari Passu Intercreditor Agreement as a Grantor with the same force and effect as if originally named therein as a Grantor, (b) agrees to all the terms and provisions of the Pari Passu Intercreditor Agreement and (c) shall have all the rights and obligations of a Grantor under the Pari Passu Intercreditor Agreement.

SECTION 2.    Representations, Warranties and Acknowledgment of the Additional Grantor. The Additional Grantor represents and warrants to each Collateral Agent and each Pari Passu Secured Party that this Joinder Agreement has been duly authorized, executed and delivered by such Additional Grantor and constitutes the legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.    Counterparts. This Joinder Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder Agreement shall become effective when each Collateral Agent shall have received a counterpart of this Joinder Agreement that bears the signature of the Additional Grantor. Delivery of an executed signature page to this Joinder Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Joinder Agreement. This Joinder Agreement may be executed using Electronic Signatures

(including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. For the avoidance of doubt, the authorization under this Section 3 may include, without limitation, use or acceptance by the parties hereto of a manually signed paper hereof which has been converted into electronic form (such as scanned into PDF format), or an electronically signed communication converted into another format, for transmission, delivery and/or retention. For purposes hereof, “Electronic Signature” shall have the meaning assigned to it by 15 USC §7006, as it may be amended from time to time. Upon the reasonable request of any party to the Pari Passu Intercreditor Agreement, any Electronic Signature of any other party hereto shall, as promptly as practicable, be followed by such manually executed counterpart.

SECTION 4.    Benefit of Agreement. The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the Pari Passu Intercreditor Agreement.

SECTION 5.    Governing Law. THIS JOINDER AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS JOINDER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.    Severability. In case any one or more of the provisions contained in this Joinder Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pari Passu Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.    Notices. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Pari Passu Intercreditor Agreement.

IN WITNESS WHEREOF, the Additional Grantor has duly executed this Joinder Agreement to the Pari Passu Intercreditor Agreement as of the day and year first above written.

[NAME OF SUBSIDIARY]

By
Name:
Title:

SUMMIT MIDSTREAM HOLDINGS, LLC

By
Name:
Title:

Acknowledged by:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Revolving Credit Facility Collateral Agent

By:
Name:
Title:

MIZUHO BANK (USA), as NewCo Term Loan Collateral Agent

By:
Name:
Title:

MIZUHO BANK (USA), as SMLP Holdings Term Loan Collateral Agent

By:
Name:
Title: